WAIVER AND AMENDMENT NO. 2 TO AMENDED AND RESTATED
               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT
               --------------------------------------------------


         This WAIVER AND AMENDMENT NO. 2 TO AMENDED AND RESTATED REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (the "Agreement"), dated as of March 31, 2002, is by and among KOALA CORPORATION, a Colorado corporation, as borrower and debtor ("Borrower"), KEYBANK NATIONAL ASSOCIATION ("KeyBank"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as a Lender and in its capacity as agent acting in the manner described in the Credit Agreement ("U.S. Bank" or "Agent").

                                    RECITALS
                                    --------

         A. Borrower, U.S. Bank and KeyBank are parties to that certain Amended and Restated Revolving Credit, Term Loan and Security Agreement dated September 26, 2001, as amended on August 6, 2001 and November 13, 2001 (the "Credit Agreement").


         B. Borrower and the Lenders have agreed to enter into this Agreement to amend the Credit Agreement to waive certain covenant violations and other obligations of Borrower.


         C. The Lenders are willing to waive certain covenant violations based on the covenants, terms and conditions set forth herein.

                                    AGREEMENT
                                    ---------

        1.      Definitions.

                  (a) Any capitalized terms used but not defined in this Agreement shall have the meanings given to such terms in the Credit Agreement.

                  (b) The definition of "CONSOLIDATED LEVERAGE RATIO" in the Credit Agreement is hereby deleted and replaced with the following definition:

         "CONSOLIDATED LEVERAGE RATIO" means, as of the date of computation thereof, the ratio of (i) Debt to (ii) Consolidated EBITDA determined as follows: (a) for the quarter ended March 31, 2002, Consolidated EBITDA shall be calculated at the end of such quarter and annualized by multiplying such calculation by four, (b) for the quarter ending June 30, 2002, Consolidated EBITDA shall be calculated at the end of such quarter, added to Consolidated EBITDA for the previous quarter and annualized by multiplying the resulting sum by two, (c) for the quarter ending September 30, 2002, Consolidated EBITDA shall be calculated at the end of such quarter, added to Consolidated EBITDA for the previous two quarters and annualized by multiplying the resulting sum by 1.33333, (d) for all quarters ending on or after December 31, 2002, Consolidated EBITDA shall be determined on a trailing four-quarter basis.

                  (c) The definition of "FIXED CHARGES" in the Credit Agreement is hereby deleted and replaced with the following definition:

         "FIXED CHARGES" means the sum of scheduled principal payments on Debt, cash interest on Debt and rent and operating lease expense of the Borrower determined as follows: (a) for the quarter ended March 31, 2002, such items shall be calculated at the end of such quarter and annualized by multiplying Fixed Charges for the quarter by four, (b) for the quarter ending June 30, 2002, such items shall be calculated at the end of such quarter, added to the total Fixed Charges for the previous quarter and annualized by multiplying such sum by two, (c) for the quarter ending September 30, 2002, such items shall be calculated at the end of such quarter, added to total Fixed Charges for the previous two quarters and annualized by multiplying such amount by 1.33333, (d) for all quarters ending on or after December 31, 2002, Fixed Charges shall be determined on a trailing four-quarter basis.

                  (d) The definition of "INTEREST COVERAGE" in the Credit Agreement is hereby deleted and replaced with the following definition:

         "INTEREST COVERAGE" means (a) Consolidated EBITDA divided by (b) the Consolidated Interest Expense for Borrower determined as follows: (i) for the quarter ended March 31, 2002, Consolidated Interest Expense and Consolidated EBITDA shall be calculated at the end of such quarter and annualized by multiplying such items for the quarter by four, (ii) for the quarter ending June 30, 2002, Consolidated Interest Expense and Consolidated EBITDA shall be calculated at the end of such quarter, added to the total Consolidated Interest Expense and Consolidated EBITDA (as appropriate) for the previous quarter and annualized by multiplying such sums by two, (c) for the quarter ending September 30, 2002, Consolidated Interest Expense and Consolidated EBITDA shall be calculated at the end of such quarter, added to the total Consolidated Interest Expense and Consolidated EBITDA (as appropriate) for the previous two quarters and annualized by multiplying such sums by 1.33333, (d) for all quarters ending on or after December 31, 2002, Consolidated Interest Expense and Consolidated EBITDA shall be determined on a trailing four-quarter basis.

                  (e) The definition of "REVOLVING CREDIT MATURITY DATE" in the Credit Agreement is hereby deleted and replaced with the following definition:

         "REVOLVING CREDIT MATURITY DATE" means April 15, 2003.

                  (f) The definition of "UNALLOCATED CASH FLOW" in the Credit Agreement is hereby deleted and replaced with the following definition:

         "UNALLOCATED CASH FLOW" means the sum of (a) Consolidated EBITDA, plus
         (b) rent and operating lease expense, less (c) cash dividends, less (d) cash taxes and less (e) unfinanced capital expenditures of the Borrower determined as follows: (i) for the quarter ended March 31, 2002, such items shall be calculated at the end of such quarter and annualized by multiplying unallocated cash flow for the quarter by four, (b) for the quarter ending June 30, 2002, such items shall be calculated at the end of such quarter, added to the unallocated cash flow for the previous quarter and annualized by multiplying such sum by two, (c) for the quarter ending September 30, 2002, such items shall be calculated at the end of such quarter, added to unallocated cash flow for the previous two quarters and annualized by multiplying such amount by 1.33333, (d) for all quarters ending on or after December 31, 2002, unallocated cash flow shall be determined on a trailing four-quarter basis.

        2. Waiver of Covenants. In consideration of the terms and conditions of this Agreement, for the quarter ended December 31, 2001, the Lenders hereby waive Borrower's compliance with (a) the Consolidated Leverage Ratio financial covenant set forth in Paragraph 9.12(a) of the Credit Agreement, and (b) the Interest Coverage financial covenant set forth in Paragraph 9.12(c) of the Credit Agreement. In addition, for the quarter ended March 31, 2002, the Lenders hereby waive Borrower's compliance with the Minimum Fixed Charge
Coverage financial covenant set forth in Paragraph 9.12(b) of the Credit Agreement.

        3. Waiver of Payments. In consideration of the terms and conditions of this Agreement, for the months ended February 28, 2002 and March 31, 2002, the Lenders hereby waive the requirement set forth in Section 2.1(e) of the Credit Agreement that Borrower repay the excess of the Revolving Credit Outstandings over the Borrowing Base.

        4. Repayment of Term Loan. Section 2.2(c) of the Credit Agreement is hereby deleted and replaced with the following:

                  Repayment. Borrower promises to pay to Lenders the outstanding principal of the Term Loan as follows: (i) until the Term Loan Maturity Date, (A) for the year 2002, quarterly payments in the amount of $500,000, which payments shall be due and payable on the last Business Day of each quarter with the first such payment being due on March 31, 2002, (B) for the year 2003 and thereafter, quarterly payments in the amount of $1,000,000, which payments shall be due and payable on the last Business Day of each quarter with the first such payment being due on March 31, 2003, and (C) annual payments equal to 75% of Excess Cash Flow, which payments shall be due and payable on April 30 for the immediately preceding Fiscal Year beginning in Fiscal Year 2002, and (ii) in full upon the earlier to occur of (A) termination of this Agreement, (B) acceleration of the time for payment of the Indebtedness pursuant to this Agreement or (C) on the Term Loan Maturity Date. All payments of Excess Cash Flow shall be applied to repayment of the Term Loan in reverse order of maturity. Subject to the provisions of this Agreement, any amounts outstanding under the Term Loan may be voluntarily prepaid in the minimum amounts of $100,000 or such greater amount that is an integral of $10,000. Borrower shall notify Lender by 1:00 p.m. on any Business Day of any prepayment of any portion of the Term Loan. Except as otherwise agreed to in writing by the Lenders, to the extent not used to repay amounts owed under the Revolving Credit Facility, Borrower shall also be required to use all Net Proceeds to repay the outstanding principal and interest of the Term Loan, in reverse order of maturity, up to the total amount of such Net Proceeds.

        5. Amendment of Covenants. Borrower and Lenders hereby agree that the covenant set forth in Section 4(b) of Amendment No. 1 to Amended and Restated Revolving Credit, Term Loan and Security Agreement dated November 13, 2001, related to Borrower raising $10,000,000 in additional financing is hereby deleted and replaced with the following:

                  On or before April 1, 2003, Borrower shall raise a minimum of $10,000,000 through equity sales or other acceptable financing approved by the Lenders, all of which proceeds must be used to prepay the Term Note that evidences the Term Facility. Notwithstanding the foregoing, Borrower shall use commercially reasonable efforts to close successfully such transaction as soon after the date of this Agreement as possible. Any prepayment under this section shall be applied to the outstanding balance of the Term Note in reverse order of maturity.

        6. Amendment of Financial Covenants. Borrower hereby agrees to the following amendments to the financial covenants of the Credit Agreement:

                  (a) Paragraph 9.12(a) of the Credit Agreement is hereby deleted and replaced with the following:

         Maximum Consolidated Leverage Ratio. The Consolidated Leverage Ratio shall not exceed the following:


         Period                                    Consolidated Leverage Ratio
         ------                                    ---------------------------

         Quarter ending 3/31/2002                         10.50 : 1
         Quarter ending 6/30/2002                          6.10 : 1
         Quarter ending 9/30/2002                          5.00 : 1
         Quarter ending 12/31/2002 and thereafter          5.00 : 1

                  (b) Paragraph 9.12(b) of the Credit Agreement is hereby deleted and replaced with the following:

         Minimum Fixed Charge Coverage. Borrower's Fixed Charge Coverage shall at no time be less than the following:

         Period                                      Fixed Charge Coverage
         ------                                      ---------------------

         Quarter ending 3/31/2002                          1.00 : 1
         Quarter ending 6/30/2002                          1.00 : 1
         Quarter ending 9/30/2002                          1.00 : 1
         Quarter ending 12/31/2002 and thereafter          1.00 : 1

                  (c) Paragraph 9.12(c) of the Credit Agreement is hereby deleted and replaced with the following:

         Minimum Interest Coverage. Borrower's Interest Coverage shall at no time be less than the following:

         Period                                       Interest Coverage
         ------                                       -----------------

         Quarter ending 3/31/2002                          1.30 : 1
         Quarter ending 6/30/2002                          2.15 : 1
         Quarter ending 9/30/2002                          2.70 : 1
         Quarter ending 12/31/2002 and thereafter          2.70 : 1

        7. Waiver and Restructure Fee. Borrower shall pay to Agent for the benefit of the Lenders a waiver and restructuring fee as follows: a payment shall be made on the last Business Day of each month for the five months beginning March 31, 2002, in an amount equal to 1/10 of 1% (0.10%) of the Total Revolving Credit Commitment and the total outstanding principal amount of the Term Loan as of each payment date. This waiver and restructure fee shall be a "fee" covered by Section 4.2(f) of the Credit Agreement.

        8. Additional Principal Payments. In addition to all other payments due to the Lenders by Borrower pursuant to the Credit Agreement or this Amendment, on or before April 15, 2003, Borrower agrees to pay to the Lenders an additional principal payment (the "Principal Make-Up Payment") on the Term Loan in an amount to be determined as follows. In the event Borrower's Consolidated EBITDA for its 2002 Fiscal Year is $12,000,000 or greater, the Principal Make-Up Payment shall be $2,000,000. In the event Borrower's Consolidated EBITDA for its 2002 Fiscal Year is less than $12,000,000, the Principal Make-Up Payment shall be an amount equal to (a) $2,000,000 less (b) $0.66 multiplied by ($12,000,000 less Borrower's Consolidated EBITDA). For example, if Borrower's Consolidated EBITDA is $10,000,000, the Principal Make-Up Payment would be $680,000 ($2,000,000 less $0.66 multiplied by ($12,000,000 less $10,000,000) = $2,000,000 less $1,320,000 = $680,000). In calculating Borrower's Excess Cash Flow for its 2002 Fiscal Year, the Principal Make-Up Payment shall be an additional deduction from Consolidated EBITDA. The Principal Make-Up Payment shall be applied to repayment of the Term Loan in reverse order of maturity.

        9.      Miscellaneous.

                  (a) Borrower agrees to pay on demand all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Transaction Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (including the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Transaction Documents. Borrower further agrees to pay on demand all costs and expenses of the Agent and the other Lenders, if any (including, without limitation, reasonable attorneys' fees and expenses and the cost of internal counsel), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement or the Transaction Documents.

                  (b) The Lenders and Borrower, as used herein, shall include the successors or assigns of those parties, except that Borrower shall not have the right to assign its rights hereunder or any interest herein.

                  (c) No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by Borrower and the Required Lenders.

                  (d) This Agreement may be executed in any number of counterparts, and by the Lenders and Borrower on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same Agreement.

                  (e) Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

                  (f) The terms of this Agreement and the other Transaction Documents shall be cumulative except to the extent that they are specifically inconsistent with each other, in which case the terms of this Agreement shall prevail.

                  (g) This Agreement, the Credit Agreement, and the other Transaction Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and supersede all prior negotiations, understandings, and agreements between such parties with respect to such transactions, including, without limitation, those expressed in any commitment letter delivered by the Lenders to Borrower.

                  (h) This Agreement, and the transactions evidenced hereby, shall be governed by, and construed under, the internal laws of the State of Colorado, without regard to principles of conflicts of law, as the same may from time to time be in effect, including, without limitation, the Uniform Commercial Code as in effect in the state.

                  (i) Borrower and the Lenders agree that any action or proceeding to enforce, or arising out of, the Transaction Documents may be commenced in any state or federal court of competent jurisdiction in the State of Colorado, and Borrower and Lenders waive personal service of process and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to Borrower or the Lenders, as appropriate, or as otherwise provided by the laws of the State or the United States.

                  (j) Borrower and the Lenders hereby knowingly, voluntarily, and intentionally waive any right to trial by jury borrower or lenders may have in any action or proceeding, in law or in equity, in connection with the Transaction Documents or the transactions related thereto. Borrower represents and warrants that no representative or agent of the Lenders has represented, expressly or otherwise, that the Lenders will not, in the event of litigation, seek to enforce this right to jury trial waiver. Borrower acknowledges that the Lenders have been induced to enter into this Agreement by, among other things, the provisions of this paragraph.

                  (k) Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt, including promises to extend or renew such debt, are not enforceable. To protect you (Borrower) and us (Lenders) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this Agreement and the Transaction Documents, which are the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                          BORROWER:

                          KOALA CORPORATION


                          By: /s/ Jeffrey L. Vigil
                              ---------------------------------------------
                          Name:   Jeffrey L. Vigil
                          Title:  Vice President Finance and Administration

                          Address:
                          11600 East 53rd Avenue, Unit D
                          Denver, CO 80239
                          Attn: Mark A. Betker, President and CEO
                          Phone: (303) 770-3934
                          Facsimile: (303) 574-9000

                          LENDERS:

                          U.S. BANK NATIONAL ASSOCIATION


                          By: /s/ Richard J. Mikos
                             ----------------------------------------------
                          Name:   Richard J. Mikos
                          Title:  Vice President

                          Address:
                          601 Second Avenue South
                          Minneapolis, MN 55402-4302
                          Attention: Richard J. Mikos, Vice President
                          Phone: (612) 973-2134
                          Facsimile: (612) 973-2148

                          KEYBANK NATIONAL ASSOCIATION



                          By: /s/ Jeanette Ganousis
                             ----------------------------------------------
                          Name:   Jeanette Ganousis
                          Title:  Senior Vice President

                          Address:
                          1675 Broadway, Suite 500
                          Denver, CO 80202
                          Attn: Jeanette Ganousis
                          Phone:   (720) 904-4542
                          Fax:     (720) 904-4515